PROMISSORY NOTE

$500,000

Dated February 15, 2019

WHEREAS, Zander Therapeutics, Inc. (“Borrower”), a Nevada corporation whose office is located at 4700 Spring Street, St 304, La Mesa, California 91942, is desirous of borrowing the amount of five hundred thousand United States dollars ($ 500,000) pursuant to the following terms and conditions,

WHEREAS, Brian Devine, (“Lender”) is desirous of loaning the amount of five hundred thousand United States dollars ($500,000) to Borrower pursuant to the following terms and conditions,

THEREFORE, it is agreed as follows:

1.	On or before February 15, 2019 Lender shall loan to Borrower the amount of two hundred and fifty thousand United States dollars (“Tranche One”)
2.	On or before March 15, 2019 Lender shall loan to Borrower the amount of an additional two hundred and fifty thousand United States dollars (“Tranche Two”)
3.	In aggregate, cash received by the Borrower pursuant to Tranche One and Tranche Two shall be referred to as the “Principal Loan Amount”.
4.	The Principal Loan Amount shall bear a one time interest charge of five hundred thousand of the common shares of the Borrower ( “Interest Shares”) which shall be issued to the Lender within10 days of the receipt by the Borrower of Tranche One.
5.	In the event Tranche Two is not received by the Borrower on or before March 22,2019 Lender shall return to the Borrower for cancellation 250,000 of the Interest Shares.
6.	The Principal Loan amount is due and payable in full no later than July 28, 2019.
7.	Lender acknowledges that any Interest Shares issued pursuant to this Promissory Note shall not be registered pursuant to the Securities Act of 1933( the “Act”) , shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Act, and shall contain the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

8.	The Principal Loan Amount may be prepaid by the Borrower, in whole or in part, at the Borrower’s discretion with the following exceptions:
(a)	In the event the Borrower shall receive cash as consideration for the sale by the Borrower of the equity securities of the Borrower while any portion of the Principal Loan Amount is outstanding (“Equity Sale”) then Borrower shall remit twenty percent of the net proceeds of the first $1,000,000 of the Equity Sale to the Lender as a prepayment of the Principal Loan Amount ( “Equity Sale Prepayment”) and thirty percent of the net proceeds of any equity sale in excess of $1,000,000 of the Equity Sale to the Lender as a prepayment of the Principal Loan Amount( “Equity Sale Prepayment”). The Equity Sale Prepayment shall be made no later than 10 days after the net proceeds of the Equity Sale are received by the Borrower and shall not exceed the Principal Loan Amount outstanding as of the date the Equity Sale Prepayment is made by the Borrower to the Lender.
9.	In the event the Borrower shall have borrowed cash through the issuance of one or more promissory notes issued to any entity other than the Lender while any portion of the Principal Loan Amount is outstanding (“Loan Funding”) then Borrower shall remit twenty percent of the first 1,000,000 net proceeds of the Loan Funding to the Lender as a prepayment of the Principal Loan Amount ( “Loan Funding Prepayment”) and thirty percent of the net proceeds of any Loan Funding in excess of $1,000,000 to the Lender as a prepayment of the Principal Loan Amount( “Loan Funding Prepayment”). The Loan Funding Prepayment shall be made no later than 10 days after the net proceeds of the Loan Funding are received by the Borrower and shall not exceed the Principal Loan Amount outstanding as of the date the Loan Funding Prepayment is made by the Borrower to the Lender.
10.	This Promissory Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, is a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties.
11.	All questions concerning the construction, validity, enforcement and interpretation of this Promissory Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Promissory Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Agreed to by:

Borrower:	Lender:
By: /s/David R. Koos	By /s/Brian Devine
Name: David R. Koos	Name:Brian Devine_
Its:Chairman	Its:_________________
Date:2/11/2019	Date:2/8/2019